Exhibit 10.10

SPINDLETOP HEALTH ACQUISITION CORP.

STRATEGIC SERVICES AGREEMENT

This, the “Strategic Services Agreement”, is made on this ____ day of March, 2021 (the “Effective Date”), by and between Spindletop Health Acquisition Corp whose current address is 7000 N. Mopac Expressway, Suite 315 Austin, TX 78731 (the “Company”), and [______________], hereinafter referred to as the “Strategic Consultant”, which expression shall unless it be repugnant to the context or meaning thereof, deemed to mean and include his heirs, legal representatives, liquidators, executors, successors and assigns. The Company and Strategic Consultant are hereinafter referred to singly as a “Party” and together as the “Parties”.

WHEREAS, the Strategic Consultant is being appointed by the Company to offer certain professional services as per requirement of the Company, on the terms and conditions as set forth below:

NOW, THEREFORE, in consideration of the mutual covenants as set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1	Services

The Strategic Consultant shall be appointed by the Company in the capacity of “[________________]” to render professional services as requested by the Company from time to time, in areas related to the benefit of the business of the Company. The appointment is effective as of the Effective Date.

2	Term

The term of the Agreement shall be for a period of 1 YEAR commencing on the Effective Date unless terminated earlier by either side pursuant to Section 3 below. The Company may renew the Agreement at its sole discretion. During the term of the Agreement, the Strategic Consultant shall report to Evan Melrose, Chief Executive Officer of the Company.

3	Termination

The Company or the Strategic Consultant may terminate this Agreement by giving 15 DAYS’ written notice to the other Party; provided that either Party may terminate this Agreement immediately upon written notice to the other Party in the event of a material breach of this Agreement by such other Party. Upon such termination, the obligations of both Parties shall come to an end (except those obligations that expressly survive the termination of this Agreement) and the Strategic Consultant shall immediately hand over to the Company, all documents, papers, data, confidential information or any other information obtained by him during the course of the Agreement and shall fully co-operate with the Company to ensure a smooth and orderly transition of information, data and records to the Company.

The Company shall be relieved of any obligation to pay the Strategic Consultant for any services except for those, which may have been performed up to the date of termination.

4	Relationship

The Strategic Consultant shall perform the services hereunder as an independent contractor. Except as specifically set forth herein, nothing contained in this Agreement shall be construed as creating a contract of employment or fiduciary relationship or partnership between the Parties. This Agreement does not authorize the Parties to assume, create or undertake any obligation of any kind expressed or implied, on behalf of or in the name of any of the other Party without express written consent. The Strategic Consultant shall not have any right or authority to accept any service of process or to receive any notices on behalf of the Company or to enter into any commitments, undertakings or agreements purporting to obligate the Company in any way or to amend, modify or vary any existing agreements to which the Company is or shall be a party.

5	Compliance with Laws

The Strategic Consultant will be responsible for compliance with applicable United States federal and state laws, and the applicable laws of any other country to which he may be deputed. The Strategic Consultant will indemnify the Company for all costs, including any interest, penalties and legal expenses and fees that the Company may incur as a result of the Strategic Consultant’s non-compliance with any laws.

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6	Taxes; Insurance

The Strategic Consultant shall be responsible for charging in the invoice and payment of any indirect taxes after recovery from the Company as required by the regulations. All payments to the Strategic Consultant shall be subject to applicable United States federal, state and local taxes.

The Strategic Consultant shall be solely responsible for obtaining medical, accident and insurance policies and the Company shall have no obligation or liability with respect to any expenses incurred by the Strategic Consultant relating to the above-referred risks.

7	Compensation

The Strategic Consultant understands he or she has purchased 50,000 shares of Class B Common Stock of the Company from Spindletop Health Sponsor Group, LLC (“Sponsor”). The Strategic Consultant shall not receive any additional compensation from the Company during the term of this Agreement other than the shares of Class B Common Stock previously purchased from the Sponsor as described above (which are subject to vesting terms as set forth in the definitive documentation with respect thereto). The Company will reimburse the Strategic Consultant for any pre-approved travel-related expenses incurred in connection with the provision of services hereunder, in writing in accordance with the Company’s standard policies and procedures in effect from time to time. The Strategic Consultant shall submit all receipts evidencing pre-approved expenses that require reimbursement for any and all business related expenses for the furtherance and promotion of the Company and reimbursements will be made within 15 days of submittal.

8	Confidentiality

During the term of this Agreement and thereafter at all times, the Strategic Consultant shall keep strictly confidential all non-public information regarding the Company and its business, including information regarding any transactions or proposed transactions, records and information received by him from the Company and/or developed or prepared by her, pursuant to this Agreement. The Strategic Consultant shall sign, or has signed, a Confidential Information and Invention Assignment Agreement (the “Confidentiality Agreement”), substantially in the form attached as Exhibit A hereto, on or before the date hereof. In the event that Strategic Consultant is an entity or otherwise will be causing individuals in its employ or under its supervision to participate in the rendering of the Services, Consultant warrants that it shall cause each of such individuals to execute a Confidentiality Agreement.

9	Performance

Failure on part of the Company, at any time, to require performance of any provisions of the obligations of the Strategic Consultant set forth in this Agreement, shall not affect the right to require full performance thereof at any time thereafter.

10	Engagement

This Agreement is executed based on the individual professional expertise of the Strategic Consultant and the Strategic Consultant agrees not to assign this Agreement or any rights or obligations hereunder, to any third party without prior written consent of the Company.

11	Amendment

No modification, deletion, amendment or variation of any term or provision of this Agreement shall be of any force or effect, unless stated in writing and signed by the parties, or in case of a waiver, signed by the Party granting the waiver. No verbal agreement or understanding or conduct of any nature relating to the subject matter hereof shall be considered valid and enforceable.

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12	Notice

Any notices required or permitted to be given hereunder shall be given in writing and shall be delivered (a) in person, (b) by certified mail, postage prepaid, return receipt requested, (c) by facsimile, (d) e-mail, or (e) by a commercial overnight courier that guarantees next day delivery and provides a receipt, and such notices shall be addressed as follows:

If to the Company:

Spindletop Health Acquisition Corp.

3571 Far West Blvd, PMB 108

Austin, TX 78731

Attn: Evan Melrose, Chief Executive Officer

If to the Strategic Consultant:

[__________]

Email: [***]

Any notice shall be effective only upon delivery, which for any notice given by facsimile shall mean notice that has been received by the Party to whom it is sent as evidenced by confirmation slip.

13	Indemnification

Subject to Section 15 below, the Strategic Consultant shall be entitled to indemnification by the Company pursuant to an Indemnification Agreement being entered into between the Company and the Strategic Consultant on or about the date hereof.

The Strategic Consultant hereby agrees to indemnify and hold harmless the Company, its partners, subsidiaries, affiliates, successors and assigns, and each of their officers, directors, agents, contractors, subcontractors and employees (collectively referred to as the “Indemnitees”), against and from any and all claims, liabilities, damages, fines, penalties or costs of whatsoever nature (including reasonable attorneys’ fees), and whether by reason of death of or injury to any person or loss of or damage to any property or otherwise (and including, without limitation, any tax or benefit liability, fines or penalties which may be claimed, asserted or imposed by any governmental authority based upon payment of fees to the Strategic Consultant), arising out of or in any way connected with (i) this Agreement, (ii) the services to be provided by the Strategic Consultant pursuant to this Agreement, or (iii) any related act or failure to act by Strategic Consultant, whether or not contributed to by the negligence of any Indemnitee or any agent or employee of any Indemnitees (except as and to the extent otherwise prohibited by applicable law).

14	Other Obligations

The Strategic Consultant represents and warrants to the Company that he currently is under no contract or agreement, nor has the Strategic Consultant previously executed any documents whatsoever with any other person, firm, association, or corporation that will, in any manner, prevent the Strategic Consultant from providing the services contemplated under this Agreement.

15	Waiver

The Strategic Consultant understands that the Company will establish a trust account (the “Trust Account”), in the an amount of approximately $200,000,000.00 (or $230,000,000 if the underwriters exercise their over-allotment) for the benefit of the Company’s public stockholders, and that the Company may disburse monies from the Trust Account only under the limited circumstances to be set forth in the prospectus for the Company’s initial public offering. The Strategic Consultant hereby agrees that he does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account (“Claim”) and waives any Claim he may have in the future as a result of, or arising out of, any services provided to the Company hereunder and will not seek recourse against the Trust Account for any breach by the Company of this Agreement or for any other reason. This section shall survive the termination of this Agreement for any reason.

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16	Miscellaneous

a.

Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties with respect to the Strategic Consultant’s engagement by the Company, and the other subject matters contained herein, expressly superseding all prior written, oral or implied agreements and understandings.

b.

Waiver. The waiver by any Party of any breach of any covenant or condition of this Agreement shall not be construed as a waiver of any subsequent breach of such covenant or condition or of the breach of any other restrictive covenant or condition contained in this Agreement.

c.

Headings. Any section or paragraph title or caption contained in this Agreement is for convenience only, and in no way defines, limits or describes the scope or intent of this Agreement or any of the provisions hereof.

d.

Successors. The Company may assign the rights and benefits given to it in this Agreement. This Agreement shall also survive any sale of assets, merger, consolidation, or other change in the corporate structure of the Company. The duties of the Strategic Consultant hereunder are personal in nature and, therefore, may not be assigned.

e.

Severability. If any term, condition, or provision of this Agreement shall be found to be illegal or unenforceable for any reason, such provision shall be modified or deleted so as to make the balance of this Agreement, as modified, valid and enforceable to the fullest extent permitted by applicable law.

f.	Amendment or Modifications. This agreement shall not be amended, revoked, altered or modified in whole or in part, except by an agreement in writing signed by the parties.

g.

Governing Law. All questions relating to the interpretation, performance or breach of this Agreement shall be governed by the law of the State of Texas. Any action relating to this Agreement or the performance of the Strategic Consultant’s services hereunder shall be filed exclusively in either the Federal or Superior Court of the County of Texas. The Company and the Strategic Consultant consent to exclusive venue in these courts and waive any possible objection thereto.

h.	Construction. This Agreement shall not be construed against any Party by reason of the fact that the Party may be responsible for the drafting of this Agreement or any provision hereof.

i.

Knowledge of Rights and Duties. The Parties have carefully reviewed and completely read all of the provisions of this Agreement and understand and have been advised that they should consult with their own legal counsel for any and all explanations of their rights, duties, obligations and responsibilities hereunder.

j.	Survival. The provisions of Sections 3 through 11, 15 and 16 of this Agreement shall survive the termination or expiration, for any reason, of this Agreement.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the first date set forth above.

SPINDLETOP HEALTH ACQUISITION CORP.

By:
Name:	Evan Melrose
Title:	Chief Executive Officer

[Signature page to Strategic Services Agreement]

STRATEGIC CONSULTANT:

By:
Name:

[Signature page to Strategic Services Agreement]

SPINDLETOP HEALTH ACQUISITION CORP.

CONFIDENTIAL INFORMATION AND

INVENTION ASSIGNMENT AGREEMENT

As a condition of my becoming retained as a consultant (or my consulting relationship being continued) by Spindletop Health Acquisition Corp., a Delaware corporation (“Spindletop”), or any of its current or future subsidiaries, affiliates, successors or assigns (collectively, the “Company”), and in consideration of my consulting relationship with the Company and my receipt of the compensation now and hereafter paid to me by the Company, I agree to the following:

1. Consulting Relationship. I understand and acknowledge that this Agreement does not alter, amend or expand upon any rights I may have to continue in a consulting relationship with, or in the duration of my consulting relationship with, the Company under any existing agreements between the Company and me, including but not limited to the consulting agreement entered into by and between the Company and me, dated March [_____], 2021 (the “Consulting Agreement”) or under applicable law. Any consulting relationship between the Company and me, whether commenced prior to or upon the date of this Agreement, shall be referred to herein as the “Relationship.”

2. Confidential Information.

(a) Company Information. I agree at all times during the term of my Relationship with the Company and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company to the extent necessary to perform my obligations to the Company under the Relationship, or to disclose to any person, firm, corporation or other entity without written authorization of the Chief Executive Officer of the Company, any Confidential Information of the Company. I further agree not to make copies of such Confidential Information except as authorized by the Company. I understand that “Confidential Information” means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, suppliers, customer lists and customers (including, but not limited to, customers of the Company on whom I called or with whom I became acquainted during the Relationship), prices and costs, markets, software, developments, inventions, laboratory notebooks, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, licenses, finances, budgets or other business information disclosed to me by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment or created by me during the period of the Relationship, whether or not during working hours. I understand that Confidential Information includes, but is not limited to, information pertaining to any aspect of the Company’s business which is either information not known by actual or potential competitors of the Company or other third parties not under confidentiality obligations to the Company, or is otherwise proprietary information of the Company or its customers or suppliers, whether of a technical nature or otherwise. I further understand that Confidential Information does not include any of the foregoing items which has become publicly and widely known, and made generally available, to third parties through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved.

(b) Prior Obligations. I represent that my performance of all terms of this Agreement as a consultant of the Company has not breached and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me prior or subsequent to the commencement of my Relationship with the Company, and I will not disclose to the Company, or use, any inventions, confidential or non-public proprietary information or material belonging to any current or former client or employer or any other party. I will not induce the Company to use any inventions, confidential or non-public proprietary information or material belonging to any current or former client or employer or any other party.

(c) Third Party Information. I recognize that the Company has received and in the future will receive confidential or proprietary information from third parties subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company’s agreement with such third party.

3. Inventions.

(a) Inventions Retained and Licensed. I have attached hereto, as Exhibit A, a list describing with particularity all inventions, original works of authorship, developments, improvements, and trade secrets which were made by me prior to the commencement of the Relationship (collectively referred to as “Prior Inventions”), which belong solely to me or belong to me jointly with another, which relate in any way to any of the Company’s proposed businesses, products or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, I represent that there are no such Prior Inventions. If, in the course of my Relationship with the Company, I incorporate into a Company product, process or machine a Prior Invention owned by me or in which I have an interest, the Company is hereby granted and shall have a non-exclusive, royalty-free, irrevocable, perpetual, worldwide license (with the right to sublicense) to make, have made, copy, modify, make derivative works of, use, sell and otherwise distribute such Prior Invention as part of or in connection with such product, process or machine.

(b) Assignment of Inventions. I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title and interest throughout the world in and to any and all inventions, original works of authorship, developments, concepts, know-how, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time in which I am employed by or a consultant of the Company (collectively referred to as “Inventions”), except as provided in Section 3(e) below.

(c) Maintenance of Records. I agree to keep and maintain adequate and current written records of all Inventions made by me (solely or jointly with others) during the term of my Relationship with the Company. The records may be in the form of notes, sketches, drawings, flow charts, electronic data or recordings, laboratory notebooks, and any other format. The records will be available to and remain the sole property of the Company at all times. I agree not to remove such records from the Company’s place of business except as expressly permitted by Company policy which may, from time to time, be revised at the sole election of the Company for the purpose of furthering the Company’s business. I agree to return all such records (including any copies thereof) to the Company at the time of termination of my Relationship with the Company as provided for in Section 4.

(d) Patent and Copyright Rights. I agree to assist the Company or its designee, at its expense, in every proper way to secure the Company’s, or its designee’s, rights in the Inventions and any copyrights, patents, trademarks, mask work rights, moral rights, or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company or its designee of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, recordations, and all other instruments which the Company or its designee shall deem necessary in order to apply for, obtain, maintain and transfer such rights, or if not transferable, waive such rights, and in order to assign and convey to the Company or its designee and any successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement until the expiration of the last such intellectual property right to expire in any country of the world. If the Company or its designee is unable because of my mental or physical incapacity or unavailability or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents, copyright, mask works, or other registrations covering Inventions or original works of authorship assigned to the Company or its designee as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the application for, prosecution, issuance, maintenance or transfer of letters patent, copyright or other registrations thereon with the same legal force and effect as if originally executed by me. I hereby waive and irrevocably quitclaim to the Company or its designee any and all claims, of any nature whatsoever, which I now or hereafter have for infringement of any and all proprietary rights assigned to the Company or such designee.

4. Company Property; Returning Company Documents. I acknowledge and agree that I have no expectation of privacy with respect to the Company’s telecommunications, networking or information processing systems (including, without limitation, stored company files, e-mail messages and voice messages) and that my activity and any files or messages on or using any of those systems may be monitored at any time without notice. I further agree that any property situated on the Company’s premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. I agree that, at the time of termination of my Relationship with the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, laboratory notebooks, materials, flow charts, equipment, other documents or property, or reproductions of any of the aforementioned items, developed by me pursuant to the Relationship or otherwise belonging to the Company, its successors or assigns. In the event of the termination of the Relationship, I agree to sign and deliver the “Termination Certification” attached hereto as Exhibit B, however, my failure to sign and deliver the Termination Certificate shall in no way diminish my continuing obligations under this Agreement.

5. Notification to Other Parties. I hereby grant consent to notification by the Company to any other parties besides the Company with whom I maintain a consulting or employment relationship, including parties with whom such relationship commences after the effective date of this Agreement, about my rights and obligations under this Agreement.

6. Solicitation of Employees, Consultants and Other Parties. I agree that during the term of my Relationship with the Company, and for a period of twenty-four months immediately following the termination of my Relationship with the Company for any reason, whether with or without cause, I shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees or consultants to terminate their relationship with the Company, or attempt to solicit, induce, recruit, encourage or take away employees or consultants of the Company, either for myself or for any other person or entity. Further, during my Relationship with the Company and at any time following termination of my Relationship with the Company for any reason, with or without cause, I shall not use any information rising to the level of a trade secret of the Company: (i) to attempt to negatively influence any of the Company’s clients or customers from purchasing Company products or services; (ii) to solicit or influence or attempt to influence any client, customer or other person either directly or indirectly; or, (iii) to direct any of the Company’s clients or customers to purchase products and/or services – from any person, firm, corporation, institution or other entity in competition with the business of the Company.

7. Representations and Covenants.

(a) Facilitation of Agreement. I agree to execute promptly any proper oath or verify any proper document required to carry out the terms of this Agreement upon the Company’s written request to do so.

(b) Conflicts. I represent that my performance of all the terms of this Agreement does not and will not breach any agreement I have entered into, or will enter into with any third party, including without limitation any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to commencement of my Relationship with the Company. I represent that I do not presently perform or intend to perform, during the term of the Consulting Agreement, consulting or other services for, and I am not presently employed by and have no intention of being employed by, companies whose businesses or proposed businesses in any way involve products or services which would be competitive with the Company’s products or services, or those products or services proposed or in development by the Company during the term of the Consulting Agreement (except for those companies, if any, listed on Exhibit C attached hereto). If, however, I decide to do so, I agree that, in advance of accepting such employment or agreeing to perform such services, I will promptly notify the Company in writing, specifying the organization with which I propose to consult, become employed by, or otherwise provide services to, and provide information sufficient to allow the Company to determine if such work would conflict with the interests of the Company or further services which the Company might request of me.

(c) Voluntary Execution. I certify and acknowledge that I have carefully read all of the provisions of this Agreement and that I understand and will fully and faithfully comply with such provisions.

8. General Provisions.

(a) Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Texas, without giving effect to the principles of conflict of laws.

(b) Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us. No modification or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by both parties.

(c) Severability. If any term or provision of this Agreement or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions of this Agreement or the application of such terms and provisions to circumstances other than those as to which it is held invalid or unenforceable, and a suitable and equitable term or provision shall be substituted therefor to carry out, insofar as may be valid and enforceable, the intent and purpose of the invalid or unenforceable term or provision. In the event that any court or government agency of competent jurisdiction determines that, notwithstanding the terms of the Consulting Agreement specifying my Relationship with the Company as that of an independent contractor, my provision of services to the Company is not as an independent contractor but instead as an employee under the applicable laws, then solely to the extent that such determination is applicable, references in this Agreement to the Relationship between me and the Company shall be interpreted to include an employment relationship, and this Agreement shall not be invalid and unenforceable but shall be read to the fullest extent as may be valid and enforceable under the applicable laws to carry out the intent and purpose of the Agreement.

(d) Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives, and my successors and assigns, including, in the event that Consultant is an entity, any successor entity, and will be for the benefit of the Company, its successors, and its assigns.

(e) Survival. The provisions of this Agreement shall survive the termination of the Relationship and the assignment of this Agreement by the Company to any successor in interest or other assignee.

(f) Remedies. I acknowledge and agree that violation of this Agreement by me may cause the Company irreparable harm, and therefore agree that the Company will be entitled to seek extraordinary relief in court, including but not limited to temporary restraining orders, preliminary injunctions and permanent injunctions without the necessity of posting a bond or other security and in addition to and without prejudice to any other rights or remedies that the Company may have for a breach of this Agreement.

(g) Attorneys’ Fees. If any action, suit, arbitration or other proceeding for the enforcement of this Agreement is brought with respect to or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions hereof, the successful or prevailing party shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that proceeding, in addition to any other relief to which it may be entitled.

(h) ADVICE OF COUNSEL. I ACKNOWLEDGE THAT, IN EXECUTING THIS AGREEMENT, I HAVE HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND I HAVE READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

[Signature Page Follows]

The parties have executed this Agreement on the respective dates set forth below:

SPINDLETOP HEALTH ACQUISITION CORP.

By:
Name:	Evan Melrose
Title:	Chief Executive Officer

Date:

Address:	7000 N. Mopac Expressway, Suite 315, Austin, TX 78731

[Signature page to Confidential Information and Invention Assignment Agreement]

CONSULTANT:
[_____], an Individual

By:

Date:

Address: [***]

[Signature page to Confidential Information and Invention Assignment Agreement]

EXHIBIT A

Prior Inventions

TO: Spindletop Health Acquisition Corp.

FROM: __________________

SUBJECT:     Previous Inventions

1. Except as listed in Section 2 below, the following is a complete list of all inventions or improvements relevant to the subject matter of my employment by Spindletop Health Acquisition Corp. (the “Company”) that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

☐	No inventions or improvements.

☐	See below:

☐	Additional sheets attached.

2. Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which I owe to the following party(ies):

	Invention or Improvement	Party(ies)	Relationship
1.
2.
3.

☐	Additional sheets attached.

Dated:

                    (Signature)

EXHIBIT B

Termination Certification

This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, laboratory notebooks, flow charts, materials, equipment, other documents or property, or copies or reproductions of any aforementioned items belonging to Spindletop Health Acquisition Corp., its subsidiaries, affiliates, successors or assigns (together the “Company”).

I further certify that I have complied with all the terms of the Company’s Confidential Information and Invention Assignment Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

I further agree that, in compliance with the Confidential Information and Invention Assignment Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.

I further agree that for twenty-four (24) months from the date of this Certificate, I shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees or consultants to terminate their relationship with the Company, or attempt to solicit, induce, recruit, encourage or take away employees or consultants of the Company, either for myself or for any other person or entity. Further, I shall not at any time use any trade secrets of the Company to negatively influence any of the Company’s clients or customers from purchasing Company products or services or to solicit or influence or attempt to influence any client, customer or other person either directly or indirectly, to direct his or its purchase of products and/or services to any person, firm, corporation, institution or other entity in competition with the business of the Company.

Date:

(Signature)

(Type/Print Name)

EXHIBIT C

Company Conflicts

___ No conflicts

___ Additional Sheets Attached

Signature:

Print Name:

Date: